Exhibit 99.1
Touchstone Resources
Liquation Damages of Registration Rights Agreements
Facts: Touchstone Resources USA, Inc. (the “Company”) offered Units to be sold for $11.00 and comprised of (i) one share of Series A Convertible Preferred Stock, $.001 par value, convertible into 10 shares of common stock, and (ii) one warrant to purchase 5 shares of common stock at an exercise price of $1.50 per share over a 36 month period, in a “Confidential Private Placement Memorandum” dated February 22, 2005.
The offering included separate “Registration Rights” provision agreement for both the Series A Convertible Preferred Stock and the warrants in which the Company was to use “its reasonable best efforts to prepare and file with the SEC, within 60 days of the date the Offering is completed, a Registration Statement under the Act to permit the public sale of the Restricted Stock, and to cause such Registration Statement to be declared effective within 150 days of the date the Offering is completed”.
As noted in “Section 4 Delay of Registration” of the Registration Rights agreement “subsection (a)” states, “The Company and the Selling Stockholders Agree that the Selling Stockholders may suffer damages if the Registration Statement is not filed on or prior to the date that is 90 days after the date the Offering is completed (the “Target Filing Date”) and maintained in the manner contemplated herein. The Company and the Selling Stockholders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if the Registration Statement is note filed on or prior to the Target Filing Date, the Company shall pay in cash or in shares of Common Stock (at the Company’s option) as liquidated damages for such failure and not as a penalty to the Selling Stockholders, an amount equal to two percent of the purchase price for the Units set forth on the signature page to the Selling Stockholder’s Subscription Agreement (the “Purchase Price”) and an additional amount equal to one percent of the Purchase Price at the end of each subsequent 30-day period during which the Registration Statement is not filed (“the Late Filing Damages”).”
Further “subsection (b)” states “The Company and Selling Stockholders agree that the Selling Stockholders may suffer damages if the Registration Statement is not declared effective by the SEC on or prior to the date that is 180 days after the date the Offering is completed (the “Effectiveness Deadline”). The Company and Selling Stockholders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if the Registration Statement is not declared effective by the SEC prior to the Effectiveness Deadline, the Company shall pay in cash or in shares of Common Stock (at the Company’s option) as liquidated damages for such failure and not as a penalty to the Selling Stockholders, an amount equal to two percent of the Purchase Price and an additional amount equal to one percent of the Purchase Price at the end of each subsequent 30-day period during which the Registration Statement is not declared effective (the “Non-Effectiveness Damages”).

Note that although the Company has the option to settle the liquidation damages by their choice of net-share settlement or net-cash settlement, analysis of the issue must take into consideration as to whether the Company has an adequate amount of authorized shares available to issue for settlement of all the damages.
Issue: What is the effect of the Late Filing Damages and Non-Effectiveness Damages (considered to be liquidated damages) for the registration rights of the two freestanding financial instruments, Series A Convertible Preferred Stock and the warrants?
Discussion: “Current Accounting and Disclosures Issues in the Division of Corporate Finance” issued on December 1, 2005 and prepared by the Accounting Staff Members in the Division of Corporate Finance U.S. Securities and Exchange Commission discussed the guidance regarding classification (asset or liability vs. equity) and measurement of warrants and instruments with embedded conversion features. The publication cited that the most common reason that warrants (or instruments with conversion features) should be accounted for as liabilities are (1) required cash settlement if certain events occurred (such as delisting from primary stock exchange or a registration statement not being declare effective); and (2) warrants (or instrument with conversion features) contained registration rights where significant liquidated damages could be required to be paid to the holder of the instrument in the event the issuer fails to register the shares under a preset timeframe (or registration statement fails to remain effective for a preset time period). The publication cited the guidance of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, to determine accounting treatment.
Further the December 1, 2005 publication indicated for convertible preferred stock instruments, one of the most common causes improper accounting was registration agreements which might require settlement of liquidated damages. The publication indicated that again EITF 00-19 should be evaluated for proper treatment.
Per paragraph 7 of EITF 00-19, “The initial balance sheet classification of the contracts addressed in this Issue generally is based on the concept that contracts that require net-cash settlement are assets or liabilities and contracts that require settlement in shares are equity instruments...If the contract provides the company with a choice of net-cash settlement or settlement in shares, the Model assumes settlement in shares; if the contract provides the counterparty with a choice of net-cash settlement or settlement in shares, the Model assumes net-cash settlement.”
EITF 05-04 “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to Issue No. 00-19” further addresses the treatment of a liquidated damages. However, the Task Force has discussed views for the treatment of liquidated damages but has not reached a consensus and decided in their September 15, 2005 meeting to postpone further deliberations on the issue until the FASB addressed whether a separate registration rights agreement, as discussed in the EITF, is a freestanding financial instrument. Further discussion by the Task Force is anticipated when the FASB provides implementation guidance as to whether separate a registration rights agreement is a freestanding instrument.
EITF 05-04 Issue Summary No. 1 identifies four views on how to account for registration rights penalties. Views regarding net-cash settlement are documented in paragraphs 15 to 20 of EITF 05-4 Issue Summary No. 1. Views regarding net-share settlement are document in paragraphs 30 to 35.
[Note: Refer to EITF 05-4 Issue Summary No. 1 for discussion of arguments and considerations for each of the views.]
Conclusion: As noted above, the EITF has postponed further deliberations on this issue until the FASB addresses whether a separate registration rights agreements is a freestanding financial instrument. Until further guidance is provided, it is at Management’s discretion to determine which of the four views discussed above is the appropriate treatment for the registration rights agreement and related liquidated damages. Management has elected to implement View C in which it would:
•	Consider the Series A Convertible Preferred Stock, the preferred stock registration rights, the warrants, and the warrant registration rights agreement to be separate, freestanding financial instruments, for a total of four financial instruments under consideration. (Based on arguments documented in paragraph 24 of EITF 05-4 Issue Summary No. 1.)

•	The Series A Convertible Preferred Stock and the warrants, per the terms of the Confidential Private Placement Memorandum, are contracts that are indexed to and potentially settled in the Company’s own stock by either physical or net-share settlement. As indicated under the guidance of EITF 00-19, if the settlement is physical or net-share settlement the instrument is classified as equity. As such, the Series A Convertible Preferred Stock and the warrants should be classified as equity. (Paragraph 25 of EITF 05-4 Issue Summary No. 1)

•	The treatment of the registration rights agreements as each being freestanding instruments would be dependent upon whether there are enough common shares authorized and available to be issued.
•	If there are adequate shares authorized and available for issuance for settlement of the liquidation damages (net-share settlement), then liquidated damages would be accounted for as a liability, in accordance with paragraph 12(b) of FAS 150. (Paragraph 34 of EITF 05-4 Issue Summary No. 1)

•	If there are not enough shares authorized and available for issuance for settlement of the liquidated damages (net-cash settlement), the liquidated damages would be accounted for as a liability, within the scope of FAS 133*. (Paragraph 25 of EITF 05-4 Issue Summary No. 1)
*Under the guidance of paragraphs 17 & 18 of FAS 133, “All derivative instruments shall be measured at fair value...The gain or loss on a derivative insturment not designated as a hedging insturment shall be recognized currently in earnings.”

As such, the Company will evaluate the fair value of the penatly (per the terms of the registration rights agreement) and recognize a liablity, with the effect of the penalty being recognized in the currnet period’s earnings. Such evaluation of fair value should be performed for each reporting period (i.e. quarterly).
The fact pattern discussed in the “Facts” portion of this memo specifically addresses the registration rights of the “Confidential Private Placement Memorandum” dated February 22, 2005. To the extent the Company has additional registration rights agreements outstanding with liquidated damages clauses, the arguments and conclusion above can be utilized in the event the Company’s settlement terms are of a similar nature.
See the attached calculation indicating that there are adequate common stock shares authorized and available for issuance for settlement of the Series A Convertible Preferred Stock and the warrants, thus allowing for physical or net-share settlement and classification as equity.